UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2007

Digital Angel Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

490 Villaume Avenue, South St. Paul, Minnesota		55075
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(651) 455-1621

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2007, Digital Angel Corporation (the "Company") entered into Amendment No. 6 to the Securities Purchase Agreement, by and between Imperium Master Fund, Ltd. ("Imperium") and the Company ("Amendment No. 6"). Pursuant to the terms of Amendment No. 6, Imperium and the Company agreed to extend the repayment date of the Company’s 10.25% senior secured debentures by up to one month, or until September 27, 2007. The extension was granted without cost to the Company. As previously disclosed, the Company delivered on June 28, 2007 a sixty-day prepayment notice per the terms of the Company’s 10.25% senior secured debentures and, accordingly, the Company will pay 102% of the outstanding principal amount of the debentures no later than the repayment date plus all accrued and unpaid interest.

Item 8.01 Other Events.

On August 27, 2007, the Company issued a press release announcing that the Company finalized a global settlement of its patent infringement litigation against Datamars, Inc., Datamars S.A., The Crystal Import Corporation and Medical Management International, Inc. (collectively "Datamars"). Under the terms of the settlement agreement, Datamars made a lump sum payment to the Company, the parties granted mutual releases, the Company dismissed the infringement claims against Datamars, and the Company was dismissed from the antitrust litigation. The Company also granted a non-exclusive license to Datamars for syringe-implantable identification transponders that could reasonably be alleged to be covered by the patent at issue in the infringement litigation. The financial terms of the settlement have not been disclosed. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.31 Amendment No. 6 to Securities Purchase Agreement, dated as of August 24, 2007, by and between Digital Angel Corporation and Imperium Master Fund, Ltd.

99.1 Press release issued by Digital Angel Corporation on August 27, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Angel Corporation

August 30, 2007	By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: Vice President and Acting Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.31	Exhibit 10.31
99.1	Exhibit 99.1